UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – July 6, 2026

(Date of earliest event reported)

SOLSTICE ADVANCED MATERIALS INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-42812	33-2919563
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

115 Tabor Road
Morris Plains, New Jersey	07950
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 370-8188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SOLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On July 6, 2026, Solstice Advanced Materials Inc. (“Solstice”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Solar Merger Sub One Inc., a Delaware corporation and a wholly-owned subsidiary of Solstice (“Merger Sub One”), Solar Merger Sub Two LLC, a Delaware limited liability company and a wholly-owned subsidiary of Solstice (“Merger Sub Two” and, together with Merger Sub One, the “Merger Subs”), and Element Solutions Inc, a Delaware corporation (“Element Solutions”), pursuant to which, among other things and subject to the terms and conditions of the Merger Agreement, (i) Merger Sub One will merge with and into Element Solutions (the “First Merger”), with Element Solutions surviving the merger as a wholly-owned subsidiary of Solstice (the “Surviving Corporation”), and (ii) immediately following the First Merger, and as part of the same overall transaction, the Surviving Corporation will merge with and into Merger Sub Two (the “Second Merger” and together with the First Merger, the “Mergers”), with Merger Sub Two surviving the Second Merger as a wholly-owned subsidiary of Solstice (the “Surviving Company”). The Mergers, taken together, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. The Mergers and the other transactions contemplated by the Merger Agreement are collectively referred to as the “Transactions.”

The boards of directors of each of Solstice and Element Solutions (the “Solstice Board” and the “Element Solutions Board,” respectively) have unanimously approved the Merger Agreement and the Transactions, including, in the case of Solstice, the Mergers and the issuance by Solstice of Solstice common stock, par value $0.01 per share (the “Solstice Common Stock”) as Merger Consideration (as defined below).

Merger Consideration

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, at the effective time of the First Merger (the “First Merger Effective Time”), each share of Element Solutions common stock, par value $0.01 per share (“Element Solutions Common Stock”), issued and outstanding immediately prior to the First Merger Effective Time (other than (i) shares held by Element Solutions (or held in Element Solutions’ treasury) or by Merger Sub One, which will be canceled and retired, (ii) shares held by Solstice or any of its subsidiaries (other than Merger Sub One) or held by any wholly-owned subsidiary of Element Solutions, which will remain outstanding, and (iii) shares held by any Element Solutions stockholder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the General Corporation Law of the State of Delaware) will be automatically converted into the right to receive (A) 0.500 shares (the “Exchange Ratio”) of Solstice Common Stock (the shares to be issued in connection with the First Merger, the “Stock Consideration”), and (B) $10 in cash, without interest (the “Per Share Cash Amount” and, together with the Stock Consideration, the “Merger Consideration”), plus cash in lieu of any fractional shares of Solstice Common Stock.

At the effective time of the Second Merger (the “Second Merger Effective Time”), each share of Merger Sub Two issued and outstanding immediately prior to the Second Merger Effective Time will remain issued and outstanding as a unit of the Surviving Company and each share of common stock of the Surviving Corporation issued and outstanding immediately prior to the Second Merger Effective Time will be canceled and cease to exist without any conversion or payment therefor.

The shares of Solstice Common Stock to be issued in connection with the First Merger will be listed on the Nasdaq Global Select Market (“Nasdaq”). In connection with the issuance of the Stock Consideration by Solstice, as promptly as reasonably practicable following the date of the Merger Agreement, Solstice and Element Solutions will jointly prepare and cause to be filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Form S-4”), which will include the joint proxy statement of Solstice and Element Solutions for their respective meetings of stockholders relating to the Transactions.

Treatment of Equity Awards

At the effective time of the Mergers, each Element Solutions restricted stock unit (“RSU”) held by an individual who is party to an Element Solutions Change in Control Agreement or a non-employee director and each Element Solutions RSU granted in 2024 and each Element Solutions performance stock unit (“PSU”) held by an individual who is party to an Element Solutions Change in Control Agreement and each Element Solutions PSU granted in 2024, whether vested or unvested, will accelerate and vest in full (with the number of shares subject to each such Element Solutions PSU determined based on performance deemed achieved at (i) 200% of the target performance level for awards granted in 2024 and 2026 and (ii) 300% of the target performance level for awards granted in 2025) and be canceled and converted into the right to receive the Merger Consideration, subject to applicable tax withholdings.

Each other outstanding and unvested Element Solutions RSU and Element Solutions PSU, except as provided otherwise in the Element Solutions Disclosure Schedule, will be assumed and converted into a number of Solstice RSUs, rounded up to the nearest whole share (each, a “Converted RSU” or “Converted PSU,” as applicable), equal to the product of the number of shares of Element Solutions Common Stock subject to such award (with performance for Converted PSUs deemed achieved at 300% of the target performance level for 2025 grants and 200% of the target performance level for 2026 grants), multiplied by the Conversion Ratio. Each Converted RSU and Converted PSU will continue to vest on the same schedule as the corresponding Element Solutions RSU and Element Solutions PSU, subject to continued service, and will be settled in Solstice Common Stock upon vesting, subject to applicable tax withholdings; provided that if any holder is terminated without Cause or resigns for Good Reason, such holder’s Converted RSUs or Converted PSUs will immediately vest in full. The “Conversion Ratio” is equal to the sum of (i) the Exchange Ratio plus (ii) the quotient obtained by dividing the Per Share Cash Amount by the volume weighted average trading price of a share of Solstice Common Stock on the Nasdaq Stock Market for the five consecutive trading days ending on the trading day immediately preceding the Closing Date (the “Parent Measurement Price”).

In addition, each Element Solutions option with a per share exercise price less than the Company Measurement Price, whether vested or unvested, that is outstanding immediately prior to the First Merger Effective Time will accelerate and vest in full and be canceled and converted into a number of shares of Element Solutions Common Stock equal to the product of (i) the number of shares of Element Solutions Common Stock applicable to such Element Solutions option, multiplied by (ii) the difference between (a) the Company Measurement Price and (b) the per share exercise price applicable to such Element Solutions option, divided by the Company Measurement Price, with any fractional shares rounded up to the nearest whole share, with such amount in turn converted into the right to receive the Merger Consideration, subject to applicable tax withholdings. Each Element Solutions option with a per share exercise price equal to or greater than the Company Measurement Price will be canceled for no consideration. “Company Measurement Price” means an amount equal to the volume weighted average trading price of a share of Element Solutions Common Stock on the New York Stock Exchange for the five consecutive trading days ending on the trading day immediately preceding the Closing Date.

Representations, Warranties and Covenants

The Merger Agreement contains customary representations and warranties of Solstice and the Merger Subs, on the one hand, and Element Solutions, on the other hand, relating to their respective businesses and public filings, among other matters, in each case generally subject to certain customary qualifications. In addition, the Merger Agreement provides for customary pre-closing covenants, including covenants by each of Solstice and Element Solutions to use reasonable best efforts to (i) conduct its business in the ordinary course in all material respects during the period between the signing of the Merger Agreement and the closing of the Mergers (subject to certain exceptions), (ii) refrain from taking certain actions without the other party’s consent and (iii) cooperate and use reasonable best efforts with respect to seeking regulatory approvals (subject to certain specified limitations). Both Solstice and Element Solutions have agreed not to solicit proposals from, provide information to, or enter into discussions with, third parties, in each case, relating to specified alternative transaction proposals.

Notwithstanding the restrictions related to alternative transactions, prior to obtaining the approval of their respective stockholders, each of Solstice and Element Solutions may under certain circumstances provide non-public information to, and participate in discussions with, third parties with respect to any unsolicited alternative transaction proposals that the Solstice Board or the Element Solutions Board, as applicable, has, among other things, determined (i) did not result from a material breach of its non-solicitation obligations under the Merger Agreement and (ii) constitutes or would reasonably be expected to result in a Superior Company Proposal or a Superior Parent Proposal, as applicable, after taking into account the advice of an independent financial advisor and its outside legal counsel. A “Superior Parent Proposal” or a “Superior Company Proposal” is an unsolicited, bona fide written offer by a third party concerning an alternative transaction acquisition proposal that did not result from a material breach of the relevant provisions of the Merger Agreement and is on terms and conditions that the Element Solutions Board or Solstice Board, as applicable, has determined in good faith, after taking into account the advice of an independent financial advisor and its outside legal counsel and the likelihood and timing of consummation of the transaction contemplated by such offer, to be more favorable from a financial point of view to such party’s stockholders than the Mergers.

Prior to obtaining the relevant stockholder approval, the Element Solutions Board or the Solstice Board, as applicable, may change its recommendation to its stockholders in connection with the Mergers, subject to complying with certain notice and other specified conditions contained in the Merger Agreement, including giving the other party an opportunity to propose revisions to the terms of the Merger Agreement during a match right period.

In addition, Solstice has agreed to take all necessary actions to cause, effective as of the First Merger Effective Time, the Solstice Board to consist of eleven directors comprising eight directors of Solstice as of immediately prior to the First Merger Effective Time and three Element Solutions designees from the existing Element Solutions Board.

Conditions to the Transactions

Consummation of the Mergers is subject to the satisfaction or waiver of certain conditions, including, among others, (a) adoption of the Merger Agreement by Element Solutions’ stockholders; (b) the approval of the issuance of Solstice Common Stock in the Mergers (the “Solstice Stock Issuance”) by Solstice’s stockholders; (c) the effectiveness of a registration statement on Form S-4 to be filed with the SEC by Solstice in connection with the issuance of Solstice Common Stock in the Mergers; (d) the approval for listing of the shares of Solstice Common Stock to be issued in the Mergers on the Nasdaq Stock Market; and (e) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and certain other regulatory approvals. The obligation of each party to consummate the Mergers is also conditioned upon, among other things, the accuracy of the other party’s representations and warranties (subject to certain materiality exceptions), the other party having performed in all material respects its covenants and obligations under the Merger Agreement, the absence of a “Material Adverse Effect” on the other party (as defined in the Merger Agreement), and the receipt by such party of an opinion of counsel to the effect that the Mergers will qualify for their intended tax treatment.

Termination

The Merger Agreement also provides the parties with rights to terminate the Merger Agreement in certain circumstances, including (i) by mutual written consent of Solstice and Element Solutions; (ii) by either party if the Mergers have not been consummated by July 6, 2027 (the “End Date”), subject to an automatic extension until January 5, 2028 under certain circumstances for the purposes of obtaining certain regulatory approvals; (iii) by either party if a governmental body of competent jurisdiction issues a final and non-appealable order permanently restraining, enjoining or otherwise prohibiting the Mergers, or if a law is enacted that makes consummation of the Mergers illegal; (iv) by either party if Element Solutions’ stockholders fail to adopt the Merger Agreement or Solstice’s stockholders fail to approve the Solstice Stock Issuance; (v) by either party in the event of certain uncured breaches by the other party of its representations, warranties or covenants (subject, in each case, to a 30-day cure period for curable breaches, provided that the terminating party is not then itself in material breach); (vi) by Element Solutions if the consent required to be provided by Honeywell International Inc. (“Honeywell”) pursuant to the Tax Matters Agreement (as defined in the Merger Agreement) (the “RemainCo Consent”) is withdrawn, Honeywell initiates a RemainCo Action, or the RemainCo Consent is otherwise not in full force or effect (subject to a waiting period equal to the earlier of 60 days or one business day prior to the End Date); (vii) by Solstice or Element Solutions, within ten business days of the Solstice Board or Element Solutions Board, as applicable, changing its recommendation in connection with the Mergers or having failed to make or reaffirm such recommendation in certain circumstances; or (viii) by Solstice or Element Solutions prior to obtaining the applicable stockholder approval, to enter into a definitive agreement with respect to a Superior Parent Proposal or a Superior Company Proposal, as applicable, in each case subject to compliance with the applicable provisions of the Merger Agreement.

If the Merger Agreement is terminated under certain circumstances, Element Solutions would be obligated to pay Solstice a termination fee of $376,000,000 (the “Element Solutions Termination Fee”) in cash. The Element Solutions Termination Fee would be payable, among other circumstances, if (i) the Merger Agreement is terminated by Solstice following the Element Solutions Board changing or withdrawing its recommendation regarding the Mergers; (ii) Element Solutions terminates the Merger Agreement to enter into a definitive agreement with respect to a superior proposal; or (iii) following the public disclosure of an alternative acquisition proposal with respect to Element Solutions, the Merger Agreement is terminated for failure to obtain Element Solutions’ stockholder approval and, within 12 months after such termination, Element Solutions enters into a definitive agreement for, or consummates, certain alternative acquisition transactions.

If the Merger Agreement is terminated under certain circumstances, Solstice would be obligated to pay Element Solutions a termination fee of $385,000,000 (the “Solstice Termination Fee”) in cash. The Solstice Termination Fee would be payable, among other circumstances, if (i) the Merger Agreement is terminated by Element Solutions following the Solstice Board changing or withdrawing its recommendation regarding the Solstice Stock Issuance; (ii) Solstice terminates the Merger Agreement to enter into a definitive agreement with respect to a superior proposal; or (iii) following the public disclosure of an alternative acquisition proposal with respect to Solstice, the Merger Agreement is terminated for failure to obtain Solstice’s stockholder approval and, within 12 months after such termination, Solstice enters into a definitive agreement for, or consummates, certain alternative acquisition transactions.

In addition, if Element Solutions terminates the Merger Agreement due to the withdrawal of the RemainCo Consent or the initiation of certain legal proceedings by Honeywell, and Solstice has delivered a valid unqualified tax opinion to Element Solutions and Honeywell confirming that the Mergers will not cause Honeywell to recognize gain under Section 355(e) of the Internal Revenue Code of 1986, as amended, which remains in full force and effect prior to such termination, then Solstice would be obligated to pay Element Solutions a termination fee of $385,000,000 in cash. If Element Solutions terminates the Merger Agreement due to the withdrawal of the RemainCo Consent or the initiation of certain legal proceedings by Honeywell, and Solstice fails to deliver such a valid unqualified tax opinion prior to such termination, then Solstice would be obligated to pay Element Solutions a termination fee of $513,000,000 in cash. No termination fee would be payable by Solstice in either case if the withdrawal of the RemainCo Consent or such legal proceedings result from a breach by Element Solutions of its tax representation letter delivered in connection with its own unqualified tax opinion that the Mergers will qualify for their intended tax treatment.

In no event will either party be required to pay its applicable termination fee on more than one occasion.

Except as otherwise expressly provided in the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such fees and expenses, whether or not the Mergers are consummated, except that Solstice will bear all filing fees incurred by the parties in connection with the premerger notification and report forms under the HSR Act and filings under applicable foreign antitrust, competition or foreign direct investment laws.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K (the “Report”) and is incorporated herein by reference.

The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by each party in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the parties.

Item 8.01 Other Events.

Debt Financing

In connection with entering into the Merger Agreement, on July 6, 2026, Solstice entered into a commitment letter (the “Bridge Commitment Letter”) with Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC (the “Commitment Parties”), pursuant to which the Commitment Parties have agreed, subject to the terms and conditions set forth therein, to provide Solstice with certain committed financing in order to fund all or a portion of the cash consideration payable at the closing of the Transactions pursuant to the Merger Agreement, to consummate the refinancing of certain existing indebtedness of Element Solutions and to pay related fees and expenses.

The Bridge Commitment Letter provides for (i) a first lien senior secured 364-day bridge term loan credit facility (the “Bridge Facility”) in an aggregate principal amount of up to $4,685,000,000 and (ii) a $1,000,000,000 backstop senior secured revolving credit facility (the “Backstop Revolving Facility” and together with the Bridge Facility, the “Facilities”), only to be established in the event that a proposed amendment to Solstice’s existing revolving credit agreement required to permit the Bridge Facility does not become effective on or prior to the closing of the Transactions. The Bridge Facility is intended to be available to Solstice to finance, together with other sources of funds, the acquisition, the refinancing of certain existing indebtedness of Element Solutions and related fees and expenses in connection with the Transactions, in the event that Solstice has not obtained the Permanent Financing (as defined below) on or prior to the closing of the Transactions. The Facilities are subject to customary conditions precedent to funding, including the consummation of the Transactions in all material respects in accordance with the terms of the Merger Agreement and other customary funding conditions for facilities of this type. The Facilities contain customary representations, warranties, covenants and indemnification provisions for transactions of this nature.

The Bridge Commitment Letter also contemplates that Solstice will seek to obtain permanent financing in the form of a senior secured term loan B facility and unsecured notes in public or private offering(s) prior to the closing of the Transactions (collectively, the “Permanent Financing”). Commitments under the Bridge Facility will be reduced by the amount of any Permanent Financing as well as certain other events. The receipt of financing by Solstice is not a condition to Solstice’s obligation to consummate the Transactions.

Voting Agreement

In connection with the execution of the Merger Agreement, on July 6, 2026, Solstice entered into a voting and support agreement (the “Voting Agreement”) with Sir Martin E. Franklin (the “Supporting Stockholder”), under which the Supporting Stockholder agreed, among other things, to vote, or cause to be voted, all of the shares of Element Solutions Common Stock, directly or beneficially owned by such Supporting Stockholder, as of the applicable record date and as of the stockholder meeting date, in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby. The Voting Agreement will terminate in certain circumstances, including, among other circumstances, upon the occurrence of the Second Merger Effective Time, the termination of the Merger Agreement, the entry, without the Supporting Stockholder’s consent, into any amendment, waiver or modification to the Merger Agreement, or the Element Solutions Board changing its recommendation in favor of the adoption of the Merger Agreement.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction between Solstice and Element Solutions, that involve substantial risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections regarding, among other things, the anticipated benefits and timing of the proposed transaction, synergies, expected future financial position, total addressable market, position in specialty chemicals and advanced materials verticals and the industry, business and financial results of each company and the combined company, including the combined company’s expected Adjusted EBITDA and Adjusted EBITDA margin, expected synergies, net debt and net leverage, anticipated de-leveraging, expected accretion to Adjusted EPS and expected growth, margins and free cash flow. Forward-looking statements often include words such as “anticipates,” “estimates,” “expects,” “positioned,” “projects,” “forecasts,” “intends,” “plans,” “continues,” “could,” “believes,” “may,” “will,” “would,” “should,” “goals,” “pro forma” and words and terms of similar substance in connection with discussions of the proposed transaction and the future operating or financial performance of the combined company. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Solstice’s, Element Solutions’ or the combined company’s actual results may vary materially from those expressed or implied in the forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by Solstice or on its behalf. Although Solstice and Element Solutions believe that the forward-looking statements contained in this communication are based on reasonable assumptions, you should be aware that a variety of factors, many of which are difficult to predict and outside of Solstice’s or Element Solutions’ control, could affect Solstice’s, Element Solutions’ or the combined company’s actual financial results or results of operations and could cause actual results to differ materially from those in such forward-looking statements, including, but not limited to: the completion of the proposed transaction on the anticipated terms and timing, including obtaining stockholder, regulatory and other approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, future prospects, business and management strategies, expansion and growth of Solstice’s and Element Solutions’ businesses and other conditions to the completion of the proposed transaction; failure to realize the anticipated benefits of the proposed transaction, or that such benefits may take longer to realize or be more costly to achieve than expected, including as a result of delay in completing the proposed transaction, Solstice’s ability to integrate Element Solutions’ operations and product lines or due to unexpected costs, liabilities or delays; the ability of the parties to obtain or consummate financing related to the proposed transaction upon acceptable terms or at all; the dilution caused by Solstice’s issuance of additional shares of its common stock in connection with the consummation of the proposed transaction; the risk of a downgrade of the credit rating of Solstice’s indebtedness; a material adverse change in the financial condition of Solstice, Element Solutions or the combined company; potential litigation relating to the proposed transaction that could be instituted against Solstice, Element Solutions or their respective directors; Solstice’s and Element Solutions’ ability to implement their business strategies; the risk that disruptions from the proposed transaction will harm Solstice’s or Element Solutions’ respective businesses, including current plans and operations; the ability of Solstice or Element Solutions to retain and hire key personnel; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; uncertainty as to the long-term value of Solstice’s common stock; risks associated with third party contracts containing consent and/or other provisions triggered by the proposed transaction; legislative, regulatory, political and economic developments affecting Solstice’s, Element Solutions’ or the combined company’s respective businesses; the evolving legal, regulatory and tax regimes under which Solstice and Element Solutions operate; potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Solstice’s and/or Element Solutions’ financial performance; restrictions during the pendency of the proposed transaction that may impact Solstice’s or Element Solutions’ ability to pursue certain business opportunities or strategic transactions; an overall decline in the health of the economy and the industries in which Solstice and Element Solutions operate, including as a result of inflation, tariffs and other trade barriers and restrictions, market volatility, geopolitical instability and social unrest, the possibility of an economic downturn or recession or other macroeconomic factors; unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Solstice’s and Element Solutions’ response to any of the aforementioned factors; failure to receive the approval of the stockholders of Solstice and/or Element Solutions; and the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Solstice and Element Solutions described in the “Risk Factors” section of their respective Annual Reports on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those implied by forward-looking statements in this communication. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Solstice and Element Solutions assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by securities or other applicable law. Neither Solstice nor Element Solutions gives any assurance that either Solstice or Element Solutions will achieve its expectations.

Important Information and Where to Find It

In connection with the proposed transaction, Solstice intends to file with the SEC a registration statement on Form S-4 (the “Registration Statement”), which will include a prospectus with respect to the shares of Solstice’s common stock to be issued in the proposed transaction and a joint proxy statement for Solstice’s and Element Solutions’ respective stockholders (the “Joint Proxy Statement/Prospectus”). The definitive Joint Proxy Statement/Prospectus (if and when available) will be mailed to stockholders of Solstice and Element Solutions after it is declared effective. Each of Solstice and Element Solutions may also file with or furnish to the SEC other relevant documents regarding the proposed transaction. This communication is not a substitute for the Registration Statement, the Joint Proxy Statement/Prospectus or any other document that Solstice or Element Solutions may mail to their respective stockholders in connection with the proposed transaction.

INVESTORS AND SECURITY HOLDERS OF SOLSTICE AND ELEMENT SOLUTIONS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING SOLSTICE, ELEMENT SOLUTIONS, THE PROPOSED TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Solstice or Element Solutions through the website maintained by the SEC at http://www.sec.gov or from Solstice at its website, https://www.solstice.com, or from Element Solutions at its website, https://www.elementsolutionsinc.com (information included on or accessible through the SEC website or either of Solstice’s or Element Solutions’ website is not incorporated by reference into this communication).

Participants in Solicitation

Solstice and Element Solutions and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Solstice and Element Solutions in connection with the proposed transaction.

Information about the interests of the directors and executive officers of Solstice and Element Solutions and other persons who may be deemed to be participants in the solicitation of stockholders of Solstice and Element Solutions in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Joint Proxy Statement/Prospectus, which will be filed with the SEC.

Information about Solstice’s directors and executive officers and their ownership of Solstice’s common stock is set forth in Solstice’s proxy statement for its 2026 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on April 2, 2026 under the headings “Director Compensation,” “Compensation Discussion and Analysis,” “Executive Compensation Tables” and “Stock Ownership Information.” To the extent that holdings of Solstice’s securities have changed since the amounts printed in Solstice’s proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 and Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC.

Information about Element Solutions’ directors and executive officers and their ownership of Element Solutions’ common stock is set forth in Element Solutions’ proxy statement for its 2026 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on March 23, 2026 under the headings “Director Compensation,” “Executive Compensation” and “Security Ownership.” To the extent that holdings of Element Solutions’ securities have changed since the amounts printed in Element Solutions’ proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 and Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC.

The information regarding the direct and indirect interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the Joint Proxy Statement/Prospectus regarding the proposed transaction when it becomes available. Free copies of these documents may be obtained as described above.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”), and/or offered pursuant to an exemption from the registration requirements of the Securities Act, and otherwise in accordance with applicable law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of July 6, 2026, by and among Solstice Advanced Materials Inc., Element Solutions Inc, Solar Merger Sub One Inc. and Solar Merger Sub Two LLC.*
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

*	Schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules (or similar attachments) upon request by the U.S. Securities and Exchange Commission; provided that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules (or similar attachments) so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2026	SOLSTICE ADVANCED MATERIALS INC.

	By:	/s/ Brian Rudick
Brian Rudick
Senior Vice President, General Counsel & Secretary